UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2005 (October 28, 2005)

Cendant Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

9 West 57th Street
New York, NY		10019
(Address of principal		(Zip Code)
executive office)

Registrant’s telephone number, including area code (212) 413-1800

None

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1: REVISED TABLES TO THE COMPANY'S THIRD QUARTER EARNINGS RELEASE
EX-99.2: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition.

Settlement of the PRIDES Action

On October 28, 2005, Cendant Corporation (the “Company”) reached a settlement in principle with respect to a consolidated class action filed on behalf of the purchasers of the Company’s PRIDES securities between April 16 and August 28, 1998 related to the accounting irregularities at its former CUC International, Inc. (“CUC”) business units that were discovered in 1998.

To settle this matter, the Company has agreed to pay $32.5 million in cash plus 3.5% of any net recovery from litigation the Company is pursuing against Ernst & Young, LLP, auditors for the former CUC, arising from the accounting irregularities. As a result, we recorded an additional $12.5 million pretax expense in our Consolidated Condensed Income Statement for the three and nine months ended September 30, 2005.

Interest will accrue on the cash portion of the settlement from the earlier of either approval by the United States District Court in New Jersey or February 1, 2006 at the federal funds rate applicable at that time. The settlement is subject to execution of a definitive settlement agreement and court approval, which the Company presently expects to occur in early 2006.

Settlement of a Vehicle Rental Dispute

On October 28, 2005, the Company reached a settlement in principle with respect to an ongoing dispute with licensees of the Company’s Avis brand arising out of the Company’s acquisition of the Budget business in 2002. The licensees have accepted and the Company has agreed to pay $10 million, in the aggregate, in cash. In addition, the Company has agreed to grant the licensees certain rights with respect to the Avis and Budget brands, upon terms and conditions to be set forth in a definitive agreement to be negotiated. Accordingly, we recorded a pretax expense of $10 million in our Consolidated Condensed Income Statement for the three and nine months ended September 30, 2005.

Impact on the Company’s Third Quarter 2005 Results

In accordance with generally accepted accounting principles, the Company is required to reflect the impact of the settlements described above in its financial statements for third quarter 2005. Accordingly, the Company expects to report in its Quarterly Report on Form 10-Q for third quarter 2005 that earnings per share from continuing operations was $0.43. Attached as Exhibit 99.1, and incorporated by reference herein, are revised tables to the Company’s third quarter earnings release dated October 24, 2005 and included in the Company’s Current Report on Form 8-K of the same date.

Item 7.01 Regulation FD Disclosure.

On October 28, 2005, we announced that we entered into an agreement with a broker-dealer that specifies the parameters under which up to $500 million of open-market repurchases of our common stock may be made on our behalf. We also stated that we are exploring the possible acceleration of the effectiveness of the previously announced separation of the company into four independent, publicly traded, pure-play companies.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of the press release issued on October 28, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Revised Tables to the Company’s Third Quarter 2005 Earnings Release.

99.2	Press Release: Cendant Corporation Establishes Share Repurchase Plan For Up to $500 Million of its Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Law and Corporate Secretary

Date: November 1, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated November 1, 2005 (October 28, 2005)

EXHIBIT INDEX

99.1	Revised Tables to the Company’s Third Quarter 2005 Earnings Release.

99.2	Press Release: Cendant Corporation Establishes Share Repurchase Plan For Up to $500 Million of its Common Stock.